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                                RCM EQUITY FUNDS, INC.

                                ARTICLES OF AMENDMENT
                                          TO
                              ARTICLES OF INCORPORATION

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     RCM Equity Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation, is amended by;

     (a) Amending the corporate name from "RCM Equity Funds, Inc." as stated in the Corporation's Articles of Incorporation to "Dresdner RCM Equity Funds, Inc".

     (b) Amending the names of the corporate series of stock from "RCM Global Technology Fund", "RCM Global Health Care Fund", "RCM Global Small Cap Fund" and "RCM Large Cap Growth Fund" to the following, respectively;

               Dresdner RCM Global Technology Fund
               Dresdner RCM Global Health Care Fund
               Dresdner RCM Global Small Cap Fund
               Dresdner RCM Large Cap Growth Fund

     SECOND:   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: The amendments to the Charter of the Corporation as set forth above have been approved by at least a majority of the Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, RCM Equity Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this 12th day of December, 1997. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

WITNESS:                                RCM EQUITY FUNDS, INC.



By: /s/Karen Jacoppo-Wood               By: /s/Richard W. Ingram
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      Karen Jacoppo-Wood                    Richard W. Ingram
      Assistant Secretary                   President